EXHIBIT 10.6

LEASE AGREEMENT

This Lease made and entered into as of the _29__day of November, 2016, between 400 W Central LLC, a Florida Limited Liability company (hereinafter called “Landlord”), and Craig Technologies Properties, LLC (hereinafter called “Tenant”), for the premises known as 175 Imperial Blvd, Cape Canaveral, Florida 32920. Landlord and Tenant, in consideration of the covenants herein contained, hereby agree as follows:

1.01	Definitions.

A.	“Rent” means the amount payable by the Tenant to the Landlord in respect of each year of the Term under Article 4.01.

B.	“Article” means an article of this Lease

C.	“Commencement Date” means the first day of the Term.

D.	“Lease” means this Lease, exhibits to this Lease, and every properly executed instrument, which by its terms amends, modifies or supplements this Lease.

E.

“Premises” shall mean the area described within the building more particularly in Appendix A, attached hereto. (If requested by Tenant, Landlord shall allow Tenant from time to time to vacate the Premises and move to other space in the Building (paying the same rental rate per square foot as provided for the Premises), in which case Landlord and Tenant will revise Appendix A accordingly to reflect the location and total monthly rental of the new “Premises”.)

F.	“Term” means the period of time set out in Article 3.01.

G.	(See also Definitions contained in Section 4.02).

ARTICLE II – GRANT OF LEASE

2.01

GRANT. Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of the Lease.

2.02

Covenants of Landlord and Tenant. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

pg. 1 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE III – TERM, POSSESSION; AND CONDITION

3.01	Term. The term of this Lease shall commence at 12:01 am on November 21, 2016 (“Commencement Date”). The initial term shall end on December 31, 2019 (the “Initial Term” referred to as the “Term”).

a.

The Tenant shall notify the Landlord in writing on or before September 30, 2019 its intent to terminate this Lease at the end of the Initial Term, with no penalty, rent or further payment owed after December 31, 2019 or request to renew the Lease.

b.

The Tenant shall have the option to terminate the Lease on December 31, 2017 and December 31, 2018 with no penalty. Tenant shall be required to give the Landlord written notice that they will be terminating no later than the 1st day of May, 2017 or on the 1st day May, 2018 as applicable to the termination dates listed above. If Tenant fails to notify the Landlord by the deadlines described above the Lease shall be in effect through the end of the Term.

3.02

Condition of Premises. Except as otherwise specifically provided in this Agreement, Landlord disclaims any warranty regarding the condition of the Premises, whether patent or latent, and Tenant shall accept the Premises in its “as in” condition; predicated on emergency lighting, exit signs over doorways and exit doors have been brought to Tenants reasonable satisfaction prior to issuance of occupancy permit.

ARTICLE IV – RENT, OCCUPANCY COST, AND OTHER CHARGES

4.01	Rent and other Charges: During the term, Tenant agrees to pay to Landlord the Rent described in Appendix A, attached hereto

4.02

Utilities: Landlord will pay the water and sewage for reasonable consumption for the Premises (“Standard Utilities”). Tenant will be responsible for any excess utilities over and above the Standard Utilities. Tenant is responsible for electric utilities. Tenant is responsible for all other systems including but not limited to security, telecom, cable and internet specific to the Premises.

4.03.

Keys: As the keys to the building exterior doors are unique, it is imperative that upon termination of lease all exterior door keys be returned to the Landlord. The fee for any keys made and not returned will be $50.00 each.

pg. 2 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE V – USE OF PREMISES

5.01

Use Restrictions. The Premises shall be used and occupied by Tenant in the operation of its trade or business as a general office, light manufacturing and warehouse space in a safe, careful and proper manner so as not to contravene any present or future governmental laws, regulations or orders and for no other purposes without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, due solely to Tenant’s use of the Premises, Tenant shall pay the entire cost thereof.

5.02

Nuisance. Tenant shall not cause or maintain any nuisance in or about the Premises, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious, or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

5.03

Quiet Enjoyment. Subject to Tenant performing its obligations under this Lease, Tenant shall be entitled reasonable peaceable use and enjoyment of the Premises, and otherwise quiet enjoyment of the Premises, 24 hours per day, seven days per week, every day of the year.

5.04

Common Areas. In addition to the Premises, Tenant and its guests shall, at no additional rent or fee, have exclusive access to and use of all: common areas of the Building, including the front door, entryway, sidewalks, and driveways, and parking spaces in the Building parking lot. Tenant shall have nonexclusive access to additional parking spaces in the parking area at 8880 Astronaut Blvd.

ARTICLE VI- MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01

Maintenance, Repair and Replacement. Landlord shall be responsible for and shall expeditiously maintain and repair the foundations, structures and roofs of the Building and shall be responsible for maintenance (other than tenant caused repairs) and repair of the Building plumbing (other than stoppages caused by Tenant) and HVAC systems, less reasonable wear and tear over the Term, with the provisions below. Except as provided in Section 4.02 above, Tennant is responsible for day to day expenses, cleaning, rug shampooing, inside painting, changing light bulbs, etc and fixing items damaged by the actions of the Tenant.

A.	If all or part of the Building is destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement.

pg. 3 of 17	400 W Central LLC Lease	175 Imperial

B.

Landlord shall use reasonable diligence in carrying out its obligations under Article 6.01, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so.

C.	Nothing contained herein shall be in derogation of the provisions of Article XV regarding Casualty Damage.

D.

Notwithstanding the limitation on Landlord’s responsibility to maintain and repair the Building as set forth in this Article 6.01, Tenant nevertheless shall be given the benefit of any third-party warranties or guarantees provided by contractors, material, men or other suppliers with respect to the Building or any equipment or fixtures affixed thereto.

E.

Landlord shall reasonably ensure the HVAC is at all times functioning and suitable to maintain the Premises at comfortable room temperature and humidity for mixed warehouse and office space. Landlord shall maintain the Building to ensure the Premises are free from water leaks, excess moisture, and/or excess humidity (whether originating from weather, plumbing, or otherwise) and shall promptly repair any damage to the Premises caused by such leaks, excess moisture and/or excess humidity; provided that under no circumstances shall Landlord be liable to Tenant for any damage suffered by Tenant, its employees, agents, customers or invitees as a result of moisture or water inside the Premises whether caused by leaks in the structure or in the plumbing, unless caused by the gross negligence of Landlord.

6.02

Alteration by Landlord. Landlord may from time to time make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises; provided, however, that in so doing Landlord shall not disturb or interfere with Tenant’s use of the Premises and operation of its business any more than is reasonably necessary under the circumstances and shall whenever possible consult with or give reasonable notice to Tenant prior to such entry, but (provided Tenant retains substantial use of the Premises for its office space) no such entry shall constitute an eviction on entitle Tenant to any abatement of Rent.

Access by Landlord. Tenant shall permit Landlord or Landlord’s agent to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenants use of the Premises and operation of its business, to examine, inspect, and show the premises to persons wishing to lease them, to provide services, to make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as Landlord may deem necessary for the safety, improvements or preservation of the Premises or the Building. Landlord or Landlord’s agent shall comply with tenant’s visitor control policy and must be escorted by tenant when required. Non-U.S. Citizens must give 7 days’ notice to tenant prior to visit to allow vetting by the Defense Security Service.

pg. 4 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE VII – MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

7.01

Condition of Premises Except to the extent that Landlord is specifically responsible therefore under Article 6.01 of the Lease, Tenant shall maintain the Premises and all improvements therein in good condition, less reasonable wear and tear, at Tenant’s sole cost and expense.

7.02

Alterations by Tenant. Any renovations made by Tenant, at Tenant’s expense, will be returned to original condition at end of Lease period or vacancy unless such renovations upgrade the building systems and the Tenant has receive written approval by the Landlord to leave the renovation as is. Should restoration be required and not be completed, Landlord may complete the restoration at the expense of the Tenant, provided Landlord first gives Tenant thirty (30) days prior written notice and an opportunity to complete such restoration. Tenant may, at its own expense, make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall:

A.

Any renovations or changes shall be reviewed between the Tenant and the Landlord. Any renovations or changes that require a professional review by a licensed contractor and will be billed to the Tenant at reasonable rate.

B.	Comply with the requirements of any governmental authority having jurisdiction.

C.	Equal or exceed the then current standard for the Building.

D.	Require the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

pg. 5 of 17	400 W Central LLC Lease	175 Imperial

7.03

Trade Fixtures and Personal Property. Tenant may install in the Premises its usual Trade fixtures and personal property in a proper manner, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may be removed from Premises:

A.	From time to time in the ordinary course of Tenant’s Business or in the course of reconstruction, renovation, or alteration of the Premises by Tenant; and

B.

During a reasonable period prior to, upon or immediately following the expiration of the Term, provided that Tenant promptly repairs at its own expense any damage to the Premises or Building resulting from such installation and removal.

ARTICLE VIII – TAXES

8.01

Tenant’s Taxes. Tenant shall pay before delinquency and as otherwise set forth in this Lease, every tax, assessment, license fee, excise and other charge by any governmental authority having jurisdiction and which is payable by Tenant in respect of this Lease including but not limited to:

A.	Operations as, occupancy of, or conduct of business in or from the Premises by or with the permission of the Tenant;

B.	Fixtures or personal property in the Premises which do not belong to the Landlord; and

C.

Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof, specifically, including but not limited to, any sales and/or use tax imposed by any governmental authority having jurisdiction but not including any tax based upon Landlord’s income nor any ground lease, assessment, royalty, property or real estate tax payable by the Landlord.

ARTICLE IX – INSURANCE

9.01

Casualty Insurance. During the Term, Landlord shall maintain insurance against loss or damage by fire or other risks now or hereafter embraced by “All Risk Coverage,” so called and against such other risks as at the time are commonly insured against in the case of the premises similarly situated, in amount not less than 100% of the then “full insurable value,” which, for the purpose of this Article 9.01 shall be deemed to be the cost of replacing the structure, plumbing, HVAC and fixtures less the cost of excavations, foundations and footing, or such greater amount as may be required by any mortgagee.

pg. 6 of 17	400 W Central LLC Lease	175 Imperial

9.02	General Liability and Other Insurance. During the term, Tenant shall maintain at its own expense:

A.

Flood insurance, fire insurance with extended coverage and water damage insurance in the amounts sufficiently to fully cover Tenant’s improvements and all property in the Premises which is not owned by the Landlord; and

B.

General liability insurance against claims for death, personal injury, and property damage in or about the Premises, in amounts not less than One Million Dollars and No Cents (1,000,000.00) combined single limit, in respect of each occurrence.

All policies for insurance required pursuant to Article 9.01 (B) above shall name Landlord and Tenant as the insured as their respective interest may appear, shall contain standard mortgagee clauses in favor of the holders of any mortgages on the Premises, and shall be in a form and with an insurer reasonably acceptable to Landlord of Termination or material alteration during the Term. If requested by Landlord, Tenant shall from time to time promptly deliver to Landlord certified copies or other evidence of such policies, and evidence satisfactory to Landlord that all premiums thereon have been paid and the policies are in full force and effect.

ARTICLE X – INJURY TO PERSON OR PROPERTY

10.1

Indemnity by Tenant. Tenant shall indemnify and hold harmless Landlord from and against every third party demand, claim, cause of action, judgment and expense, including attorney’s fees, and all third party claimed loss and damage arising from any injury or damage to the person or property of Tenant or to the personal property of Tenant’s agents, servants, employees, guests, invitees, or to any other person on the Premises where the injury or damage is caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon Premises under express or implied invitation of Tenant, where the injury or damage resulted from violation created by Tenant, of any law, ordinance or governmental order of any kind, or of the provisions of the Lease, or where the injury or damage is in any way directly related to or connected with the conduct of Tenant’s business.

10.2

Indemnity by Landlord. Landlord shall indemnify and hold harmless Tenant from and against every third party demand, claim, cause of action, judgment and expense, including attorney’s fees, and all third party claimed loss and damage arising from any injury or damage to the person or property of Tenant or to the personal property of Tenant’s agents, servants, employees, guests, invitees, or to any other person on the Premises where the injury or damage is caused by the negligence or misconduct of Landlord, its agents, servants or employees, or of any other person entering upon Premises under express or implied invitation of Tenant, where the injury or damage resulted from violation created by the Landlord of any law, ordinance or governmental order of any kind, or of the provisions of the Lease, or where the injury or damage is in any way directly related to or connected with the conduct of Landlord’s business.

pg. 7 of 17	400 W Central LLC Lease	175 Imperial

10.3

Indemnification Procedure: If a Party entitled to indemnification hereunder (the Indemnified Party) becomes aware of any matter it believes is identifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an “Action”), the Indemnified Party, as a condition precedent hereto, shall give the other Party (the Indemnifying Party) prompt written notice of such Action. Such notice shall (I) provide the basis on which indemnification is being asserted and (II) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have the sole right to settle and/or to defend any Action with counsel of the Indemnifying Party’s choice reasonably acceptable to the Indemnified Party, and the Indemnifying Party shall not be otherwise responsible for payment of attorney fees or expenses arising from or related to the Action. Any Indemnified Party shall have the right to participate in the defense of any Action with counsel of its choice at its own expense. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld, delayed or conditioned. Indemnification hereunder shall not be available if a party brings an Action or has caused or contributed to an Action.

ARTICLE XI – ASSIGNMENT AND SUBLETTING

11.01

Assignment of Sublease by Tenant. Tenant shall not assign this Lease or sublet the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed provided that (a) the new subtenant’s financial statements are equal to or greater than that of Tenant and (b) Tenant during the Term of the Lease shall remain personally liable for all payments due hereunder regardless of the assignment.

11.02

Assignment by Landlord. Landlord shall have the right to transfer, assign and convey, in whole or in part, any and all of its rights under this Lease provided that the assignee and any assignee of the fee simple title of the Premises assumes the obligations and duties of Landlord arising under this Agreement.

11.03

No Waiver. Consent by Landlord to a particular assignment or sublease shall not be deemed consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased in violation of this Article XI, then Landlord may nevertheless collect rent from the assignee or subtenants and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provisions hereof or a release of Tenant from performance by Tenant of its obligations hereunder.

pg. 8 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE XII – SURRENDER

12.01

Possession. In the event this Lease continues into a Renewal Term as provided in Section 3.01 above, and except as may otherwise be provided for in This Lease Agreement, two (2) Months prior to the expiration of any Renewal Term, Tenant shall notify Landlord of (1) renewing the Lease for a period to be defined at that time or (2) immediately upon expiration quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises exception only reasonable wear and tear and “acts of God.” Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.

12.02

Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant or Landlord shall not work a merger, and shall at Landlord’s option hereunder terminate all or any subleases and sub-tenancies or operate as an assignment to Landlord of all or any subleases or sub-tenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and all known assignees or subtenants in the Premises or any part thereof.

12.03

Payments after Termination. No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term, or make ineffective any notice given to Tenant.

ARTICLE XIII RESERVED

ARTICLE XIIII – EMINENT DOMAIN

14.01

Taking of Premises. If during the Term all of the Premises shall be taken for any public use under any statute or by right of eminent domain, or purchased under threat of each taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (hereinafter called the “date of such taking”).

14.02

Partial Taking of Building. If during the Term only part of the Building is taken or purchased as set out in Article 14.01, then if substantially alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, either party shall have the right to terminate this Lease by giving the other party at least (30) days written notice of such termination; and if either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking, and provided, further, however, that no termination shall occur if Tenant agrees to the continuation of the Lease without abatement of Rent.

pg. 9 of 17	400 W Central LLC Lease	175 Imperial

14.03

Surrender. On such date of termination under Article 14.01 or 14.02, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. Landlord may re-enter, take possession of the Premises, and remove Tenant there from, and the Rent shall abate on the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

14.04

Partial Taking of Premises. If any portion of the Premises (but less than the whole thereof) is taken, and no rights of termination herein conferred are timely exercised, the Term of the Lease shall expire with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall abate on such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

14.05

Awards. Upon the occurrence of any taking or purchase under this Article XIV, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for removal damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any reward or compensation attributable to the taking or purchase or Tenant’s improvements, chattels or trade fixtures, or the removal, or relocation of its business and effects or the interruption of its business. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefore to the other.

ARTICLE XV – DAMAGE BY FIRE OR OTHER CASUALTY

15.01.

Limited Damage to Premises. If all or part of the Premises are rendered un-tenantable by damage from fire or other casualty which, in the reasonable opinion of an architect acceptable to Landlord and Tenant, can be substantially repaired under applicable laws and governmental regulations within sixty (60) days from the date of such casualty (employing normal construction methods without overtime or other premium), Landlord shall forthwith at its own expense repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord.

pg. 10 of 17	400 W Central LLC Lease	175 Imperial

15.02.

Major damage to Premises. If all or part of the Premises are rendered un-tenantable by damage from fire or other casualty which, in the reasonable opinion of an architect acceptable to Landlord and Tenant, cannot be substantially repaired under applicable laws and governmental regulations within sixty (60) days from the date of such casualty (employing normal construction methods without overtime or other premium), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than (10) days after receipt of such damage other than damage to improvements, furniture, chattels, or trade fixtures which do not belong to Landlord.

15.03.

Limitation on Landlord’s Liability. Except as specifically provided in this Article XV, there shall be proportionate reduction of Rent, but Landlord shall have no other liability to Tenant, by reason of any interference with Tenant’s business or property arising from fire or casualty, however caused, or from the making of any repairs resulting there from in or to any portion of the Building or Premises.

ARTICLE XVI – TRANSFERS BY LANDLORD

16.01.

Sale, Conveyance and Assignment. Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, mortgage or otherwise deal with the Premises or the right of Landlord to assign its interest in this Lease subject only to the rights of Tenant under this Lease.

16.02.

Subordination. This Lease is and shall be subject and subordinate in all respects to any and all mortgages and deeds of trust now or hereafter placed on the Premise, and to all renewals, modifications, consolidations, replacements and extension thereof (collectively “Mortgage”), provided no Mortgage modifies the terms of this Lease and any Mortgage holder accepts Landlord’s obligations under this Lease. At any time and from time to time, Tenant shall execute, acknowledge, and deliver to Landlord a certificate evidencing its subordination and evidencing whether or not: (a) this Lease is in full force and effective; (b) this Lease has been amended in any way; (c) there are any defaults hereunder to the knowledge of Tenant and specifying the nature of such defaults if any; (d) the amount of the rent and the due date to which Rent has been paid; and (e) improvements to the Premises or allowances for such improvements required of Landlord have been made or paid and accepted by Tenant. Each certificate delivered pursuant to this section may be relied on by any prospective purchaser or transferee or the holder or prospective holder of any mortgage or deed of trust of the Building or of Landlord’s interest hereunder.

pg. 11 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE XVII – NOTICES

17.01.

Notices. Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered to the party being served or if mailed by email at the address specified below (if receipt is acknowledged by the recipient) or by registered or certified mail, or sent by overnight courier addressed to Tenant at the address below or to Landlord at the place from time to time to established for payment of Rent. Any notice shall be deemed to have been given at the time of delivery is a Saturday, Sunday or statutory holiday, such notice shall be deemed to have been given on the next following day that is not a Saturday, Sunday or statutory holiday. If such notice is mailed, notice shall be deemed to have been given, seven (7) days after the date of mailing thereof unless strikes or slowdowns, in which case notice shall be given by personal delivery only, have disrupted the postal system. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed.

All notices under this Lease shall be sent as follows:

To Tenant:

Craig Technologies Properties, LLC

175 Imperial Blvd

Cape Canaveral, FL 32920

Attn: Carol Craig

Email: Carol.Craig@craigtechinc.com

With a copy to:

To Landlord:

Sheldon Cove LLLP

400 Imperial Blvd

PO Box 9002

Cape Canaveral FL 32920

Email: Bmays@calloneonline.com and Dmays@calloneonline.com

With a copy to:

David M. Presnick, Esq.

David M. Presnick P.A.

96 Willard Street Ste 302

Cocoa, FL 32922

Email: david@presnicklaw.com

pg. 12 of 17	400 W Central LLC Lease	175 Imperial

ARTICLE XVIII – DEFAULT

18.01.

Late Fee and Costs. Tenant shall pay Landlord a late charge equal to five percent (5%) of any payment amount if payment is not tendered within ten days of its due date. Tenant shall indemnify Landlord against all costs and charges (including reasonable legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or if Tenant fails to vacate upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained. Landlord shall indemnify Tenant against all costs and charges (including reasonable legal fees) lawfully and reasonably incurred in enforcing any covenant, proviso or agreement of Landlord herein contained.

18.02.

Right of Landlord to Perform Covenants. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant’s sole cost and expense, and without an abatement of Rent. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for twenty (20) days after written notice thereof from Landlord (or, in the event such act cannot reasonably be performed in 20 days, such longer period as such act can be reasonably performed), Landlord may (but shall not be obligated to do so) perform such act without waiving or releasing Tenant from any of its obligation relative thereto. All sums paid or costs incurred by Landlord in so Performing such acts under this Article 18.02, together with interests thereon at the legal judgment rate allowable by law from the date each such payment was made or each such cost incurred by Landlord, shall be payable by Tenant to Landlord on demand.

18.03.	Events of Default. An event of default shall occur whenever:

A.

Part or all of the Rent, other charges or other amounts properly billed and hereby reserved are not paid when due, and such default continues for (10) days following written notice of nonpayment thereof; or

B.	Tenant’s interest in this Lease is taken or is subject to execution or attachment of if writ of execution is issued against Tenant; or

C.

Tenant fails to materially observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent and other charges hereunder) and persists in such failure after twenty (20) days to rectify, unless Tenant commences rectification within twenty (20) days of such written notice and thereafter promptly and effectively and continuously proceeds with the rectification of the breach.

pg. 13 of 17	400 W Central LLC Lease	175 Imperial

18.04.

Remedies. Upon occurrence of any event of default, Landlord shall have the option, in addition to and not in limitation of any other remedy permitted by law or by this Lease, to terminate this Lease, in which event Tenant shall promptly (and in no event more than 20 days) surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises pursuant to process and expel or remove Tenant and its effects without being liable to prosecution or any claim form damage therefore; and Landlord may seize and sell all Tenants chattels upon which it has a lien for Rent, and otherwise distains for all sums due, and apply the proceeds there from to the amounts owed to Landlord: and Tenant acknowledges its unconditional obligation to pay all Rents then due and outstanding or may become due under this Lease..

ARTICLE XVIIII – MISCELLANEOUS

19.01.

Relationship of Parties. Nothing contained in this Lease shall Create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venture or a member of a joint common enterprise with Tenant.

19.02.

Applicable Law and Construction. This Lease shall be governed by and construed under the laws of the State of Florida and its provisions shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If more than one Tenant executes this Lease, Tenant’s obligations hereunder shall be joint and several obligations such executing Tenants. Time is of the essence of this Lease and each of its provisions. The captions of the articles are included for convenience only, and shall have no effect upon the construction or interpretation of the Lease. The Venue for any actions arising out of this Lease Agreement shall be Brevard County, Florida.

19.03.

Entire Agreement. This lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as is set out in this Lease.

19.04.

Amendment or Modification. Unless otherwise specifically provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

pg. 14 of 17	400 W Central LLC Lease	175 Imperial

19.05.

Construed Covenants and Sever ability. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provision of the Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provisions had not been included.

19.06.

Successors Bound. Except as otherwise specifically provided, the covenants, terms and conditions contained in the Lease shall apply to and bind the heirs, successors, executors’ administrators and assigns of the parties hereto.

19.07.	Headings. The article headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several articles hereof.

19.08.

Attorneys’ Fees. In the event of any legal action or suit under this Agreement, the prevailing party is entitled to receive reimbursement of its reasonable Attorneys’ fees and costs, even if this Agreement is determined to be non-binding for any reason whether at settlement mediation, arbitration, trial or on appeal.

IN WITNESS WHEREOF, Landlord and Tenant have properly executed this Lease as of the date set out on page one.

LANDLORD 400 W Central LLC Sheldon Cove LLLP

	By:	Berchet E Mays Trust Dated October 20 1995 One of its General Partners
Witness:

	By	/s/ Berchet E. Mays
Berchet E. Mays or William R. Mays

Date:11/29/2016

Tenant: Craig Technologies Properties, LLC

Witness:	By	/s/ Carol M Craig

Date: 11/29/16

pg. 15 of 17	400 W Central LLC Lease	175 Imperial

Appendix A

Premises

For purposes of that certain Lease Agreement dated as of 29 day of November, 2016, between 400 W Central LLC as “Landlord” and Craig Technologies Properties, LLC as “Tenant” (the “Lease”), Landlord and Tenant, agree as follows:

1.	Premises: The “Premises” shall mean 175 Imperial Blvd, Cape Canaveral, Florida, 32920.

2.	Usable Area: The “Usable Area” of the Premises shall be 17,200 square feet of usable office/warehouse space.

3.	Base Rent:

a.	The monthly “Base Rent” during the Initial Term shall mean the amount equal to (x) (i) Usable Area multiplied by (ii) $7.25 psf, divided by (y) 12, calculated as $10,391.67 per full calendar month.

b.

For the lease period beginning January 1, 2018 and subsequent lease periods, the Base Rent will be increased by three percent (3%) each year from the amount of the Base Rent charged from the immediately preceding year of the Lease together with applicable sales tax on such Base Rent.

4.

Sales Tax Rent: The monthly “Sales Tax Rent”: Tenant also shall pay applicable governmental taxes on the Base Rent, including the applicable Florida Sales Tax assessed at $675.46 during the Initial Term (but excluding taxes on Landlord’s income). Brevard County voted on November 8, 2016 to increase the sales tax $0.005. The sales tax amount will be adjusted in accordance with the effective date of the change.

5.	Rent: The total “Rent” shall be the Base Rent plus the Sales Tax Rent, calculated as $11,742.59 per month during the Initial Term.

6.	Rent and other Charges.

a.	At Commencement of the Lease the first month rent of $11,742.59 and the Security Deposit of $10,000 shall be due.

b.

On December 1st, 2016 and each calendar month thereafter, Tenant agrees to pay the Rent to Landlord, payable in equal monthly installments in advance beginning on the first day of each such calendar month during the Term.

pg. 16 of 17	400 W Central LLC Lease	175 Imperial

7.	Security Deposit: Security deposit in the amount of $10,000 will be required.

LANDLORD 400 W Central LLC Sheldon Cove LLLP

	By:	Berchet E Mays Trust Dated October 20 1995 One of its General Partners
Witness:

	By	/s/ Berchet E. Mays
Berchet E. Mays or William R. Mays

Date:11/29/2016

Tenant: Craig Technologies Properties, LLC

Witness:	By	/s/ Carol M Craig

Date: 11/29/16

pg. 17 of 17	400 W Central LLC Lease	175 Imperial